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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100641), Form S-4 (Nos. 333-58036 and 333-100639), and Form S-8 (Nos. 33-42229, 333-64573, 333-30867, 333-74815,
333-37338, 333-75362 and 333-110102) of Masco Corporation of our report dated March 16, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Detroit, Michigan
March 16, 2005